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                                                                  Exhibit 23.26


                                     [LETTERHEAD]



                               CONSENT OF ZINNER & CO.





We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 of Apartment Investment and Management Company ("AIMCO") and the Joint Proxy Statement/Prospectus of AIMCO and NHP Incorporated ("NHP") included therein, and to the incorporation by reference therein of our reports dated January 16, 1996 and January 13, 1997 with respect to the audits of Vistula Heritage Village for the years ended December 31, 1995, and 1996, in AIMCO's Current Report on Form 8-K dated June 3, 1997, as amended, filed with the Securities and Exchange Commission.



/s/ Zinner & Co.
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    Zinner & Co.


Pepper Pike, Ohio
October 30, 1997